Exhibit 10.10.1

FIRST AMENDMENT TO COMMERCIAL PAPER DEALER AGREEMENT
THIS FIRST AMENDMENT TO COMMERCIAL PAPER DEALER AGREEMENT (the “First Amendment”) is entered into on this 10th day of May, 2021 by and between Tri-State Generation and Transmission Association, Inc. (“Issuer”) and ____________ (“Dealer”).
Background Information
A. Issuer and Dealer are parties to that certain Commercial Paper Dealer Agreement dated May 12, 2016 (the “Agreement”) concerning notes issued pursuant to that certain Issuing and Paying Agency Agreement also dated May 12, 2016 by and between Issuer and ________________ (the “Issuing and Paying Agency Agreement”).
B. The Issuer desires to make certain amendments to the Agreement because it became regulated as a public utility under Part II of the Federal Power Act, as amended.
Agreement
The parties hereby acknowledge the accuracy of the foregoing Background Information and agree as follows:
1. Defined Terms. Unless the context as used herein requires otherwise, capitalized terms used but not defined in this First Amendment shall have the meaning given to them in the Agreement.
2. Amendments.
2.1    Section 1.3 of the Agreement is hereby deleted in its entirety and restated as follows:
The Notes shall be in a minimum denomination of $250,000 or integral multiples of $1,000 in excess thereof, will bear such interest rates, if interest bearing, or will be sold at such discount from their face amounts, as shall be agreed upon by the Dealer and the Issuer, shall have a maturity not exceeding 397 days from the date of issuance and may have such terms as are specified in Exhibit C hereto or the Private Placement Memorandum. In addition, at no time shall the interest rate on any Note exceed the highest interest rate authorized by the Federal Energy Regulatory Commission (“FERC”) for the Issuer’s short-term indebtedness from time to time, (such rate, the “Maximum Rate”). The Issuer shall advise the Dealer in writing of any Maximum Rate applicable to a Floating Rate Note (as defined in Exhibit C). The Issuer agrees that nothing in this Section 1.3 shall require the Dealer to monitor the Issuer’s compliance with the Federal Power Act or any orders of the FERC authorizing the Issuer’s indebtedness. The Notes shall not contain any provision for extension, renewal or automatic “rollover.”

2.2    Section 2.6 of the Agreement is hereby deleted in its entirety and restated as follows:
No consent or action of, or filing or registration with, any governmental or public regulatory body or authority, including the SEC, is required to authorize, or is otherwise required in connection with the execution, delivery or performance of, this Agreement, the Notes or the Issuing and Paying Agency Agreement, except (i) for the filing by the Issuer of a current report on Form 8-K with the SEC or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes and (ii) for the authorization to issue short-term debt granted by the FERC, which has been obtained and is in full force and effect.

2.3    Section 3 of the Agreement is hereby amended to add the following new Section 3.10:
The Issuer shall ensure that the principal amount of the Notes outstanding, together with other outstanding short-term indebtedness of the Issuer, will not exceed the amount authorized by

FERC. The Issuer agrees that it shall not issue any Note bearing a rate of interest in excess of the highest interest rate then authorized by the FERC for the Issuer’s short-term indebtedness, and with respect to any Floating Rate Note shall advise the Dealer in writing of the applicable Maximum Rate.
3. No Other Modifications. Except as expressly provided in this First Amendment, all of the terms and conditions of the Agreement shall remain unchanged and in full force and effect.
4. Binding Effect. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York.
6. Conflict. In the event of any inconsistency or conflict between this First Amendment and the Agreement, the terms, provisions and conditions of this First Amendment shall govern and control.
7. Counterparts. This First Amendment may be executed in separate counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.
[Signatures Commence on the Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date and year first above written.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.,
as Issuer

By:
Name: Patrick L. Bridges
Title: Senior Vice President/Chief Financial Officer

___________________________________________
as Dealer

By:
Name:
Title:

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